Exhibit 11.1
                             INTEL CORPORATION
                      COMPUTATION OF EARNINGS PER SHARE
                   (in millions, except per share amounts)

                                     Three Months Ended      Nine Months Ended
                                    Sept. 30,  Oct. 1,      Sept. 30,  Oct. 1,
                                      1995      1994          1995      1994 **

PRIMARY SHARES CALCULATION

Reconciliation of weighted average
  number of shares outstanding to
  amount used in primary earnings
  per share computation:

Weighted average number of
  shares outstanding                   822 *     826 *         826       832

Add shares issuable from assumed
  exercise of options and warrants      67 *      42 *          57        44
                                    ------    ------        ------    ------
Weighted average number of shares
  outstanding as adjusted              889 *     868 *         883       876
                                    ======    ======        ======    ======
FULLY DILUTED SHARES CALCULATION

Reconciliation of weighted average
number of shares outstanding to
amount used in fully diluted earnings
per share computation:

Weighted average number of shares
  outstanding                          822       826           826       832

Add shares issuable from assumed
  exercise of options and warrants      67        42            61        44
                                    ------    ------        ------    ------
Weighted average number of shares
  outstanding as adjusted              889       868           887       876
                                    ======    ======        ======    ======
NET INCOME                          $  931    $  659        $2,699    $1,916
                                    ======    ======        ======    ======

PRIMARY EARNINGS PER SHARE          $ 1.05    $  .76        $ 3.06    $ 2.19
                                    ======    ======        ======    ======
(1) FULLY DILUTED EARNINGS
     PER SHARE                      $ 1.05    $  .76        $ 3.04    $ 2.19
                                    ======    ======        ======    ======


* Per Q3 1995 earnings press release
** 1994 amounts per Q3 '94 10Q, adjusted for the 6/95 stock split (x2)